Exhibit 5.1

Chrysler Center 919 Third Avenue New York, NY 10022 212 935 3000 mintz.com

June 6, 2024

Orgenesis Inc.

20271 Goldenrod Lane

Germantown, MD 20876

Ladies and Gentlemen:

We have acted as legal counsel to Orgenesis Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3, as amended (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration for resale by the selling stockholders named in the Registration Statement (the “Selling Stockholders”) of up to an aggregate of 2,475,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), consisting of (i) 500,000 shares of Common Stock and (ii) 1,975,000 shares of Common Stock issuable upon the exercise of certain outstanding warrants (the “Warrants”) issued by the Company to the Selling Stockholders at an exercise price of $1.03 per share. Each of the Shares and the Warrants was issued in a private placement transaction pursuant to the terms of one or more of the following agreements (collectively, the “Securities Issuance Agreements”): (i)  the strategic advisor agreement, dated as of March 7, 2024, by and between the Company and Murray Bacal, (ii) the strategic advisor agreement, dated as of April 16, 2024, by and between the Company and CWS Consulting LLC, (iii) the strategic advisor agreement, dated as of April 17, 2024, by and between the Company and 2803876 Ontario Inc., and (iv) the strategic advisor agreement, dated as of April 29, 2024, by and between the Company and Mark Goodman. This opinion is being rendered in connection with the filing of the Registration Statement with the Commission.

In connection with this opinion, we have examined and relied upon the Articles of Incorporation and Bylaws of the Company, each as restated and/or amended to date, the Securities Issuance Agreements and the issuance by the Company of the Shares, the Warrants and the Warrant Shares issuable upon exercise of the respective Warrants, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

BOSTON LOS ANGELES MIAMI NEW YORK SAN DIEGO SAN FRANCISCO TORONTO WASHINGTON MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

MINTZ June 6, 2024 Page 2

Our opinion is limited to the general corporate laws of the State of Nevada and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares or the Warrant Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Based upon the foregoing, we are of the opinion that (i) the Shares are validly issued, fully paid and non-assessable and (ii) the Warrant Shares, when issued and delivered upon the exercise of the Warrants in accordance with their terms, will be validly issued, fully paid and non-assessable. We understand that you wish to file this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to reference the firm’s name under the caption “Legal Matters” in the prospectus which forms part of the Registration Statement, and we hereby consent thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.